Exhibit 99.3

E*TRADE Financial Corporation
a Delaware corporation
 (the “Company”)

Compensation Committee Charter
(as of May 12, 2016)

A.             Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company shall be to:

•	oversee the Company’s compensation and benefits philosophy, plans and policies generally;
•	lead an annual evaluation of the performance of the Chief Executive Officer of the Company (“CEO”) with input from the Chair of the Board (or Lead Director, if applicable);
•
review and provide input with respect to each senior executive’s performance.  For purposes of this Charter, the term “senior executive” shall mean each of the Executive Vice-Presidents of the Company, and any other individual designated as a “Section 16 Officer” (other than the CEO);

•	oversee and set compensation for the Company’s senior executives including establishing the base salary, incentive bonuses and other forms of compensation;
•
review, approve and exercise discretion over the compensation programs for senior executives, including, equity and equity-based incentive plans, stock purchase plans, profit sharing plans, 401(k) plans and similar plans; and

•	prepare the Compensation Committee Report that the Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual proxy statement.

B.             Structure and Membership

1.	Number. The Committee shall consist of at least three directors of the Company (each, a “member”).

2.	Independence. Each member of the Committee shall be “independent” according to the standards of The Nasdaq Stock Market (“Nasdaq”), the Company’s Corporate Governance Guidelines and applicable law. To the extent determined by the Board to be necessary or appropriate, members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.	Chair. The Chair of the Committee shall be appointed by the Board, upon the recommendation of the Governance Committee of the Board (the “Governance Committee”).

4.	Selection and Removal. The Governance Committee shall recommend nominees for appointment to the Committee annually and as vacancies or newly-created positions occur or are about to occur. Committee members shall be appointed by the Board annually and may be removed by the Board at any time, with or without cause.

C.             Authority and Responsibilities

General

The Committee members shall discharge their responsibilities in accordance with the same standards of duty and care as they do as members of the Board. In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is authorized to undertake, and has responsibility for, the following areas related to the Company:

Compensation Matters

1.	Compensation Policies. The Committee shall review and approve the Company’s compensation and benefits plans and policies generally (subject, if applicable, to stockholder approval or ratification), including (i) reviewing and approving any new or material changes to incentive-compensation plans and equity-based plans of the Company in effect from time-to-time, (ii) evaluating whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and (iii) reviewing and discussing, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements. This includes overall responsibility for the administration of all of the Company’s employee benefit plans, including the 401(k) Plan and Deferred Compensation Plan, although day-to-day administration shall be performed by the Company’s management (or, in the case of the 401(k) Plan or the Deferred Compensation Plan, the Plan’s respective committee). The Committee shall report the results of such review and any action it takes with respect to the applicable compensation and benefits plans and policies to the Board. The adoption of any new, or a material change to any existing, compensation or benefit policy or program intended to apply broadly to the Company’s employee population must be submitted to, and approved by, the Committee prior to adoption.

2.	Executive Compensation.

a.	The Committee’s annual proposal, in consultation with the Chair of the Board (or the Lead Director, as applicable), with respect to the CEO’s compensation shall be presented to the full Board for its approval. The CEO may not be present during the deliberation of, or voting with respect to, the CEO’s compensation.

b.	The Committee shall review and approve for each of the Company’s senior executives his or her (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) any other compensation, ongoing perquisites or special benefit items. In so reviewing and approving such compensation, the Committee shall:

(i)	identify corporate goals and objectives relevant to senior executive compensation (including efforts by the Company to retain such senior executives and the cost to the Company of each senior executive’s compensation or of all senior executive compensation as a whole), set performance targets under all annual incentive and long-term incentive compensation plans and certify that all performance targets used for performance-based equity compensation plans have been satisfied prior to payment or delivery of any award granted under such plan(s);

(ii)	following the CEO’s evaluation of each senior executive, review and provide input with respect to each senior executive’s performance in light of such goals and objectives and set each senior executive’s compensation based on such evaluation and such other factors as the Committee deems appropriate and in the best interests of the Company; and

(iii)	determine any long-term incentive component of each senior executive’s compensation based on awards given to such senior executive in past years, the Company’s performance, stockholder return and the value of similar incentive awards relative to such targets at comparable companies and such other factors as the Committee deems appropriate and in the best interests of the Company.

c.	The Committee shall report the results of such review and any action it takes with respect to the compensation of the Company’s senior executives to the Board.

d.	The Committee shall have sole and exclusive authority (other than the Board) to effect equity and equity-based awards and direct stock issuances under any stockholder-approved equity incentive plan to senior executives.

e.	The Committee may delegate to one or more senior executives of the Company the authority to make grants to any employee who is not a Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plans.

f.	The Committee shall meet with the CEO prior to, or as soon as practicable after, the start of each fiscal year to discuss the incentive compensation programs to be in effect for such fiscal year and the performance targets triggering payout under those programs. Within ninety (90) days after the start of each fiscal year, the Committee shall, by duly-authorized resolution, establish the incentive compensation programs to be in effect for that fiscal year for the Company’s senior executives and other participants, including the financial objectives to be attained and the procedures for determining the individual awards payable under those programs.

g.	Periodically, the Committee shall meet to review performance under the Company’s incentive compensation programs and award bonuses thereunder, to consider whether to adjust base salary levels in effect for the Company’s senior executives and to review the overall performance of the Company’s employee benefit plans.

h.	The Committee shall annually review the stock ownership levels of the senior executives and the CEO and monitor compliance with the Company’s equity ownership guidelines.

i.	The Committee shall annually review the peer comparator group to ensure the size, scope, performance and business focus of the peer comparator companies reflect the Company’s competitive environment.

j.	The Committee shall consider the results of the most recent shareholder advisory vote on executive compensation as required by Section 14A of the Exchange Act and, to the extent the Committee determines it appropriate to do so, take such results into consideration in connection with the review and approval of compensation for applicable executives.

k.	Notwithstanding anything in this Charter to the contrary, the Committee shall have sole discretion and authority with respect to any action regarding compensation payable to any of the senior executives or the CEO that the Committee intends to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

l.	The Committee may consult with the Chair of the Board (or the Lead Director, if applicable) prior to making any compensation decisions.

3.	Disclosures. The Committee shall prepare the Compensation Committee Report and shall review, approve and recommend to the Board for inclusion in the Company’s annual proxy statement the Compensation Discussion and Analysis disclosure that SEC rules require to be included in the annual proxy statement, including:

a.	a description of the criteria, factors, policies and procedures established by the Committee for determining compensation for the CEO and senior executives; and

b.	a description of the criteria and material factors considered by the Committee in determining compensation for the most recent fiscal year for the CEO and senior executives, including material departures from its pre-established criteria, factors, policies and procedures for determining such compensation.

D.             Procedures and Administration

1.	Meetings. The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, provided that the Committee shall meet at least quarterly and shall hold an executive session without any Company management present at least two times per year. Special meetings of the Committee may be held from time to time pursuant to the call of the Chair of the Committee. The Chair of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings, shall set meeting agendas consistent with this Charter and shall, when present, preside at all meetings of the Committee. Meetings may be conducted by teleconference. In lieu of a meeting, the Committee may also act by unanimous written consent. The Committee shall designate a person (who need not be a member of the Committee) to keep minutes of its meetings. The minutes shall be retained by the Corporate Secretary of the Company.

2.	Quorum. A majority of the total number of Committee members then authorized shall constitute a quorum at any meeting and, in the absence of a quorum at any such meeting, a majority of the members present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present, the Committee may take action through the affirmative vote of a majority of the members who are in attendance.

3.	Subcommittees. The Committee may, to the full extent permitted by applicable law or regulation, form and delegate its authority to subcommittees of the Committee when it deems appropriate and in the best interests of the Company.

4.	Reporting to the Board. The Committee shall report to the Board at least quarterly. This report shall include a review of any recommendations or issues that arise with respect to Company compensation and benefits policies, senior executive compensation and any other matters that the Committee deems appropriate or is requested to be included by the Board.

5.	Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

6.	Independent Advisors. The Committee has the authority (without seeking Board or management approval) to select, retain and terminate legal, financial, compensation, employee benefit or other professional advisors (“Advisors”), as it may deem necessary, to assist the Committee in performing its responsibilities under this Charter. The Committee may select an Advisor only after taking into consideration those independence factors enumerated by the rules of Nasdaq. Such retention shall be coordinated by the Chair of the Committee with the assistance of the General Counsel of the Company (or his or her designee). For purposes of clarification, this authority excludes selecting, retaining and terminating the Company’s registered public accounting firm. The Company shall be responsible for all costs and expenses incurred by the Advisors retained by the Committee; provided, that the Chair of the Committee reviews and approves all invoices of the Advisors prior to their submission to the Company for payment.

7.	Access to Company Employees and Advisors. In addition to the above, the Committee shall have reasonable access to the Company’s management, officers, employees, outside counsel and independent auditors to assist the Committee in performing its duties under this Charter and the Committee may, upon reasonable notice, require the Company’s management, officers, employees, outside counsel and independent auditors to meet with one or more of the Committee’s Advisors. In performing its functions, the Committee is entitled to rely in good faith on the findings of fact, advice, reports and opinions of its Advisors and of management as well as any legal, accounting or other advisors retained by the Company as to matters the Committee reasonably believes are within the Advisor’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

8.	Annual Self-Evaluation. At least annually, the Committee shall evaluate its own performance of the duties specified in this Charter and report to the Board on such evaluation.